Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ori Rosenbaum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Auri, Inc. on Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Auri, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Auri, Inc.

By:	/s/ ORI ROSENBAUM
Name:	Ori Rosenbaum
Title:	President, Chief Executive Officer, and Director
Date:	November 14, 2011

I, Ori Rosenbaum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Auri, Inc. on Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Auri, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Auri, Inc.

By:	/s/ ORI ROSENBAUM
Name:	Ori Rosenbaum
Title:	Chief Financial Officer
Date:	November 14, 2011

A signed original of this written statement required by Section 906 has been provided to Auri, Inc. and will be retained by Auri, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.